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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE                            Media Contact: Bob Hetherington
                                                                    901.682.1360
                                                           bhether@earthlink.net
                                             Financial Contact: Randall H. Brown
                                                                    901.259.2500
                                                             rbrown@edrtrust.com

          EDUCATION REALTY TRUST DECLARES FOURTH-QUARTER CASH DIVIDEND

Memphis, Tennessee, January 11, 2006 - Education Realty Trust, Inc. (NYSE: EDR) today announced that its board of directors has declared a regular cash dividend of $0.30 per share of common stock for the quarter ended December 31, 2005.

The dividend will be payable on February 7, 2006 to shareholders of record as of the close of business on January 24, 2006.

ABOUT EDUCATION REALTY TRUST

Education Realty Trust is one of America's largest owners and operators of collegiate student housing, owning and/or managing approximately 36,468 beds at 59 properties near campuses around the country. For more information about EDR, please visit the company's Web site at www.educationrealty.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this release regarding Education Realty Trust's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the "Business-Risk Factors" section of EDR's annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.


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